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                                                                       EXHIBIT 1

                             JOINT FILING AGREEMENT

        The undersigned hereby agree to the joint filing of the Schedule 13G to which this Agreement is attached.

                Dated:  January 26, 2005

                                ARTISAN INVESTMENT CORPORATION
                                for itself and as general partner of
                                ARTISAN PARTNERS LIMITED PARTNERSHIP

                                By: Lawrence A. Totsky*
                                    --------------------------------------------

                                ANDREW A. ZIEGLER

                                Andrew A. Ziegler*
                                ------------------------------------------------

                                CARLENE MURPHY ZIEGLER

                                Carlene Murphy Ziegler*
                                ------------------------------------------------


                               *By: /s/ Lawrence A. Totsky
                                    --------------------------------------------
                                    Lawrence A. Totsky
                                    Chief Financial Officer of Artisan
                                    Investment Corporation
                                    Attorney-in-Fact for Andrew A. Ziegler
                                    Attorney-in-Fact for Carlene Murphy Ziegler

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